UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2023

DMK PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11622 El Camino Real, Suite 100 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DMK	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K, to the extent applicable, is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on October 4, 2023, DMK Pharmaceuticals Corporation (the “Company”) received notice (the “Prior Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it failed to evidence a minimum closing bid price of $1.00 per share, as required by Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), for the previous 30 consecutive days and that the Company was provided a grace period of 180 calendar days from the date of the Prior Notice, or until April 1, 2024, to regain compliance with the Bid Price Rule, in accordance with Listing Rule 5810(c)(3)(A).

Also as previously disclosed, on October 11, 2023, the Company received notice from the Staff that, due to the Company’s failure to regain compliance with the minimum $35 million market value of listed securities (“MVLS”) requirement set forth in Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”) during the 180-day grace period previously granted to the Company that expired on October 9, 2023, the Company’s common stock was subject to delisting unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”).

In response, the Company timely requested a hearing before the Panel, which request stayed any further action by Nasdaq at least until the hearing is held and any extension the Panel may grant to the Company following the hearing expires.

On October 18, 2023, the Company received a superseding notice from the Staff (the “Subsequent Notice”), indicating that the Prior Notice was issued in error. The Subsequent Notice indicated that because the Company was subject to a one-year Mandatory Panel Monitor as a result of a prior hearing before the Panel, the Company was not eligible for the automatic 180-day compliance grace period provided by Listing Rule 5810(c)(3)(A) and that the Company’s non-compliance with the Bid Price Rule serves as an additional basis for delisting from Nasdaq.

At the hearing, the Company will address its plan to regain compliance with both the Bid Price Rule and the MVLS Rule as well as its continued compliance with all other applicable criteria for continued listing on The Nasdaq Capital Market. There can be no assurance, however, that the Panel will grant the Company’s request for continued listing or that the Company will evidence compliance with the listing rules prior to the expiration of any extension that may be granted by the Panel following the hearing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2023, DMK Pharmaceuticals Corporation (the “Company”) appointed Seth A. Cohen as the Company’s Chief Financial Officer, replacing David J. Marguglio, who had served on an interim basis as Chief Financial Officer since July 2023.

Mr. Cohen, age 61, has over 30 years’ experience in business and finance. Since 2011, Mr. Cohen has been the principal of CFOX Consulting, LLC, which provides CFO and related services to public, private equity backed, and start-up businesses. From 2000 to 2011, Mr. Cohen served in various leadership roles of increasing responsibility at Newtek Business Services, Inc. In 2007, he was appointed Chief Financial Officer and tasked with directing the corporate accounting and finance department as well as overseeing the company’s various subsidiaries. Prior to that time, Mr. Cohen served as Director of the Mayor’s Office of Pensions and Public Finance for the City of New York, where he managed the securitization of assets, oversaw multibillion-dollar debt issuances, and initiated and helped oversee pension policy. Before then, he developed his corporate and municipal finance skills in positions at Lehman Brothers, Patricof & Co., and Dean Witter Reynolds Inc. Mr. Cohen has an MBA from Columbia Business School and a BA from Yale University.

In connection with his appointment as Chief Financial Officer, the Company has entered into an employment agreement with Mr. Cohen. Under the agreement, the Company has agreed to employ Mr. Cohen as Chief Financial Officer. The agreement provides for an initial base salary at a rate of $400,000 per annum, effective upon the effectiveness of his appointment. Mr. Cohen is eligible to participate in benefit programs that are routinely made available to officers, including any stock ownership plans or equity incentive plans, profit sharing plans, incentive compensation or bonus plans, retirement plans, Company-provided life insurance, or similar benefit plans maintained or sponsored by the Company, including without limitation eligibility to receive an annual cash bonus at the target percentage specified in the agreement. Mr. Cohen is eligible to receive such discretionary bonuses as the Board or the Compensation Committee may approve, and the Board may in its discretion make discretionary cash or equity payments, awards, changes in base salary, bonuses or other payments to its officers and employees including Mr. Cohen. Mr. Cohen is also eligible to participate in the Company’s employee health benefit plans, including medical, dental and vision. The employment agreement is terminable at any time by either party. Under the terms of the agreement, if the Company terminates Mr. Cohen’s employment at any time, he will be entitled to receive any unpaid prorated base salary along with all required benefits and expense reimbursements. If Mr. Cohen’s employment is terminated without cause or if he terminates his employment for Good Reason (as such terms are defined in the employment agreement), then conditioned on timely execution of a general release and waiver, he is entitled to receive severance compensation at his then-annual base salary rate for a period of nine months, and assuming eligibility and timely elections pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company agrees to pay (subject to certain conditions and limitations) the same portion of premiums for such coverage that it pays for similarly-situated employees for the same level of group medical coverage, as in effect as of the effective date of termination, for the period from the effective date of termination through the earliest of eighteen months after the effective date of termination or the date that Mr. Cohen becomes eligible for group medical care coverage through other employment. In addition, a number of unvested stock options will accelerate, vest and be exercisable as if Mr. Cohen had remained employed during the nine-month severance period, and all options will remain exercisable for a period of one year after the date of termination. Under the agreement, upon termination of employment by reason of death or disability, any options that are vested and exercisable on the termination date will remain exercisable for 12 months after the date of cessation of service. In addition, in the event of a change in control, all unvested options held by Mr. Cohen will accelerate and be exercisable in full and any unvested shares will vest in full.

As a material inducement to Mr. Cohen’s willingness to accept the Company’s offer of employment, the Compensation Committee of the Board of Directors and the Company’s independent directors approved the grant of a stock option to Mr. Cohen to purchase an aggregate of 151,416 shares of common stock. The stock option was granted in accordance with Nasdaq Listing Rule 5635(c)(4). The stock option has a ten-year term and has an exercise price of $0.6016 per share, the closing price of the Company’s common stock on the grant date of the option. The option vests over a four-year period, with the option vesting and becoming exercisable with respect to one-eighth of the total number of shares subject to the option on the six month anniversary of the date of first employment and the remainder vesting monthly thereafter with respect to 1/48 of the total number of shares subject to the option in equal monthly installments, with the option vesting in full four years after the date of first employment, provided that Mr. Cohen continues to provide service to the Company through the applicable vesting dates. The stock option was granted outside of the Company’s 2020 Equity Incentive Plan.

The Company also has entered or will enter into its standard form of indemnity agreement with Mr. Cohen, pursuant to which, among other things, the Company has agreed to indemnify Mr. Cohen to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which he was, or is threatened to be made, a party by reason of the fact that he is or was a director, officer, employee or agent of the Company, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interest of the Company.

There are no family relationships between Mr. Cohen and any director or executive officer of the Company, and, except as set forth above, Mr. Cohen does not have any other direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Cohen and any other persons pursuant to which he was selected as Chief Financial Officer.

The Company has also appointed John W. Dorbin, Jr., as the Company’s General Counsel and Corporate Secretary, effective October 23, 2023.

Mr. Dorbin, age 52, has been the General Counsel and Corporate Secretary of Arcimoto, Inc. Nasdaq: FUV), a public company that develops and manufactures light, electric vehicles including three-wheeled electric vehicles, since October 2020. From October 2018 to October 2020, Mr. Dorbin was an independent business consultant. From February 2012 to August 2018, he served as Vice President, General Counsel, and Assistant Secretary for Supreme Industries, Inc. (NYSE American: STS) and its wholly owned subsidiary, Supreme Corporation, a national manufacturer of truck bodies and specialty vehicles. He was previously Corporate Counsel at CTS Corporation (NYSE: CTS), an international electronics manufacturer, from May 2005 to February 2012. Mr. Dorbin holds a B.A., With Distinction, from Purdue University and a J.D. from the University of Notre Dame.

In connection with his appointment as General Counsel, the Company has entered into an employment agreement with Mr. Dorbin. Under the agreement, the Company has agreed to employ Mr. Dorbin as General Counsel and Corporate Secretary. The agreement provides for an initial base salary at a rate of $230,000 per annum, effective upon the effectiveness of his appointment. Mr. Dorbin is eligible to participate in benefit programs that are routinely made available to officers, including any stock ownership plans or equity incentive plans, profit sharing plans, incentive compensation or bonus plans, retirement plans, Company-provided life insurance, or similar benefit plans maintained or sponsored by the Company, including without limitation eligibility to receive an annual cash bonus at the target percentage specified in the agreement. Mr. Dorbin is eligible to receive such discretionary bonuses as the Board or the Compensation Committee may approve, and the Board may in its discretion make discretionary cash or equity payments, awards, changes in base salary, bonuses or other payments to its officers and employees including Mr. Dorbin. Mr. Dorbin is also eligible to participate in the Company’s employee health benefit plans, including medical, dental and vision. The employment agreement is terminable at any time by either party. Under the terms of the agreement, if the Company terminates Mr. Dorbin’s employment at any time, he will be entitled to receive any unpaid prorated base salary along with all required benefits and expense reimbursements. If Mr. Dorbin’s employment is terminated without cause or if he terminates his employment for Good Reason (as such terms are defined in the employment agreement), then conditioned on timely execution of a general release and waiver, he is entitled to receive severance compensation at his then-annual base salary rate for a period of six months, and assuming eligibility and timely elections pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company agrees to pay (subject to certain conditions and limitations) the same portion of premiums for such coverage that it pays for similarly-situated employees for the same level of group medical coverage, as in effect as of the effective date of termination, for the period from the effective date of termination through the earliest of 18 months after the effective date of termination or the date that Mr. Dorbin becomes eligible for group medical care coverage through other employment. In addition, a number of unvested stock options will accelerate, vest and be exercisable as if Mr. Dorbin had remained employed during the severance period, and all options will remain exercisable for a period of one year after the date of termination. Under the agreement, upon termination of employment by reason of death or disability, any options that are vested and exercisable on the termination date will remain exercisable for 12 months after the date of cessation of service. In addition, in the event of a change in control, all unvested options held by Mr. Dorbin will accelerate and be exercisable in full and any unvested shares will vest in full.

As a material inducement to Mr. Dorbin’s willingness to accept the Company’s offer of employment, the Company will recommend that the Compensation Committee of the Board of Directors and the Company’s independent directors approve the grant of a stock option to Mr. Dorbin to purchase an aggregate of 70,000 shares of common stock. The stock option will be granted in accordance with Nasdaq Listing Rule 5635(c)(4). The stock option has a ten-year term and will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Capital Market on the grant date of the option. The option will vest over a four-year period, with the option vesting and becoming exercisable with respect to one-eighth of the total number of shares subject to the option on the six month anniversary of the date of first employment and the remainder vesting monthly thereafter with respect to 1/48 of the total number of shares subject to the option in equal monthly installments, with the option vesting in full four years after the date of first employment, provided that Mr. Dorbin continues to provide service to the Company through the applicable vesting dates. The stock option will be granted outside of the Company’s 2020 Equity Incentive Plan.

The Company also has entered or will enter into its standard form of indemnity agreement with Mr. Dorbin, pursuant to which, among other things, the Company agrees to indemnify Mr. Dorbin to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which he was, or is threatened to be made, a party by reason of the fact that he is or was a director, officer, employee or agent of the Company, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interest of the Company.

There are no family relationships between Mr. Dorbin and any director or executive officer of the Company, and, except as set forth above, Mr. Dorbin does not have any other direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Dorbin and any other persons pursuant to which he was selected as General Counsel.

Mr. Marguglio’s status as an officer of the Company and employment with the Company terminated effective October 16, 2023.

Forward-looking Statements

The Company makes forward-looking statements in this report within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to the Company as of the date of this report and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including the Company’s ability to regain compliance with the Nasdaq Listing Rules during any compliance period or in the future or otherwise meet Nasdaq compliance and listing standards, and other risks and uncertainties set forth in our reports filed with the Securities and Exchange Commission (“SEC”). You should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this Report. Certain of these risks and additional risks, uncertainties, and other factors are described in greater detail in the Company’s filings from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2022 and subsequent filings with the SEC, which the Company strongly urges you to read and consider, all of which are available free of charge on the SEC’s web site at http://www.sec.gov.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description
10.1	Employment Agreement between the Company and Seth A. Cohen.*
10.2	Employment Agreement between the Company and John W. Dorbin, Jr.*
10.3	Inducement Stock Option Award Agreement dated as of October 16, 2023.+*
10.4	Form of Inducement Stock Option Award Agreement.+*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+       Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by SEC.

*       Represents a management contract or compensatory arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMK PHARMACEUTICALS CORPORATION

Dated: October 19, 2023	By:	/s/ Ebrahim Versi
	Name:	Ebrahim Versi
	Title:	Chief Executive Officer